EDUCATION REALTY TRUST, INC.	Exhibit 99.1

2010/2011 Preleasing Statistics - As of June 7

								Fall 2009
	2010-2011		2009-2010		Improvement	Current		Beginning
	Leases (1)%		Leases (1)%		Over P/Y	Rate Increase	Design Beds	Occupancy

Same-communities, excluding Place (2)	14,567	74.5%	13,911	71.1%	3.4%	1.0%	19,559	92.5%

Place-communitites	3,792	68.2%	3,474	62.5%	5.7%	3.3%	5,558	84.3%

Same-community - Wholly-owned	18,359	73.1%	17,385	69.2%	3.9%	1.4%	25,117	89.8%

(1)	Leases represent fully executed leases with parental guarantee.
(2)	Leasing statistics for The Reserve at Saluki Point in Carbondale and University Village on Colvin in Syracuse are included in the Same-communities.